UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 14, 2010

TERRA NOVA FINANCIAL GROUP, INC.
(Exact name of registrant as specified in its charter)

Illinois	000-24057	75-2375969
(State of Incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

100 South Wacker Drive, Suite 1550 Chicago, IL 60606
(Address of Principal Executive Offices) (Zip Code)

(312) 827-3600
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c)       Effective September 14, 2010, the Board of Directors of Terra Nova Financial Group, Inc. (the "Company") has elected and appointed Murrey Wanstrath, to serve as the Company's Chief Operating Officer. Mr. Wanstrath previously was a member of the Company's Board of Directors and has served as the Company's Chief Financial Officer ("CFO") since April 15, 2009. There are no changes to the terms of compensation of Mr. Wanstrath in connection with the new appointment. Information concerning his prior business experience and related transactions may be found in the Company's Form 10-K/A filed with the Securities and Exchange Commission on April 29, 2010 and such information is incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders

            On September 15, 2010, the Company held a Special Meeting of Shareholders. At the Special Meeting, the shareholders considered: (i) the authorization and approval of the sale of all the membership interests of its wholly-owned subsidiary Terra Nova Financial, LLC ("Terra Nova"), and all other assets related to the Terra Nova business to Lightspeed Financial, Inc., a Delaware corporation ("Lightspeed") pursuant to a Purchase Agreement between the Company and Lightspeed dated 16 June 2010 (the "Asset Sale"); (ii) the adoption of a plan of dissolution; and, (iii) an amendment to the Amended and Restated Articles of Incorporation of the Company to change the Company's name to "TNFG Corporation".

            The voting results at the Special Meeting of Company Shareholders on 15 September 2010, with respect to the matters described above, were as follows:

            (i) The Asset Sale was authorized and approved as follows:

For	Against	Abstain
19,803,292	1,783	744

            (ii) The plan of dissolution was authorized and approved as follows:

For	Against	Abstain
19,793,622	11,453	744

            (iii) The amendment to the Amended and Restated Articles of Incorporation of the Company to change the Company's name to "TNFG Corporation" was authorized and approved as follows:

For	Against	Abstain
19,789,556	2,553	15,710

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
TERRA NOVA FINANCIAL GROUP, INC. (Registrant)

By: /s/ Bernay Box
Bernay Box, Chief Executive Officer

Date: September 15, 2010